UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2007

SILVER STATE BANCORP

(Exact name of registrant as specified in its charter)

Nevada	001-33592	88-0456212
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

170 SOUTH GREEN VALLEY PARKWAY, HENDERSON, NEVADA 89012

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 433-8300

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2007, the Board of Directors (the “Board”) of Silver State Bancorp (the “Company”) and Silver State Bank (the “Bank”), upon the recommendation of the Compensation Committee of the Company, approved a variety of actions relating to the compensation of certain executive officers.

Salary Increases

The Board approved an increase in the base compensation for certain executive officers, effective January 1, 2008 in accordance with their separate employment agreements. The salary amounts were increased to the following amounts: Corey L. Johnson, President and Chief Executive Officer of the Company - $400,000; Michael J. Threet, Chief Operating Officer and Chief Financial Officer of the Company - $275,000; Douglas E. French, Executive Vice President - Real Estate of the Bank - $260,000; Calvin D. Russell, President of the Bank - $310,000; Thomas J. Russell, Executive Vice President - Credit Administrator of the Bank - $170,000.

Bonus Awards

The Board approved discretionary bonus awards for certain executive officers, effective January 1, 2008. The bonus amounts were in the following amounts: Corey L. Johnson, President and Chief Executive Officer of the Company - $400,000; Michael J. Threet, Chief Operating Officer and Chief Financial Officer of the Company - $315,000; Douglas E. French, Executive Vice President - Real Estate of the Bank - $175,000; Calvin D. Russell, President of the Bank - $350,000; Thomas J. Russell, Executive Vice President - Credit Administrator of the Bank - $150,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STATE BANCORP

	By:	/s/ Michael J. Threet
Michael J. Threet
Chief Financial Officer
Chief Operations Officer
Dated: December 26, 2007